EXHIBIT 99.1

Keurig Dr Pepper to Acquire JDE Peet’s and Subsequently Separate into Two Independent Companies – a Leading Refreshment Beverage Player and a Global Coffee Champion

Acquisition to create global coffee leader serving 100+ countries with an unparalleled brand portfolio across all coffee segments, channels and price points

Subsequent separation to establish a fast-growing and scaled North American refreshment beverage player and the world’s #1 pure-play coffee company

Each company will be positioned to win with focused strategies and attractive growth models, powered by iconic brand portfolios, and tailored capital allocation priorities, backed by strong cash flows

Transformational transaction expected to create significant value for shareholders and unlock substantial run-rate synergies

Tim Cofer to be CEO of “Beverage Co.” and Sudhanshu Priyadarshi to be CEO of “Global Coffee Co.” upon separation

BURLINGTON, Mass., FRISCO, Texas and AMSTERDAM, August 25, 2025 – Keurig Dr Pepper (NASDAQ: KDP) and JDE Peet’s (EURONEXT: JDEP) today announced they have entered into a definitive agreement under which KDP will acquire JDE Peet’s in an all-cash transaction. This exciting deal will create a global coffee champion through the complementary combination of KDP’s Keurig®, North America’s leading single-serve coffee platform, with JDE Peet’s worldwide portfolio of beloved coffee brands. After the acquisition closes, KDP plans to separate into two independent, U.S.-listed publicly traded companies, creating a scaled growth challenger in North America’s attractive refreshment beverages market (“Beverage Co.”) and the world’s #1 pure-play coffee company (“Global Coffee Co.”).

Under the terms of the transaction, KDP will pay JDE Peet’s shareholders €31.85 per share in cash, a 33% premium to JDE Peet’s 90-day volume-weighted average stock price, representing a total equity consideration of €15.7 billion. JDE Peet’s will also pay a previously declared dividend of €0.36 per share prior to closing, with no reduction to the offer price.

Strategic Rationale: Transformational Next Step in KDP’s Shareholder Value Creation Journey

•	Singular opportunity to establish a global coffee leader by combining KDP’s disruptive spirit, next-generation coffee innovations and single-serve leadership with JDE Peet’s nearly 300-year legacy, global reach and top-tier portfolio of brands.
•	Acquisition of JDE Peet’s expected to deliver compelling synergies and generate significant value for KDP shareholders.
•	Planned separation, via a tax-free spin-off of Global Coffee Co., will position Beverage Co. and Global Coffee Co. to win in their respective markets by leveraging operating models optimized to unique category dynamics.
•	Creates two strategically focused, scaled beverage companies with differentiated shareholder value propositions, featuring distinct growth and capital allocation frameworks designed to deliver sustained and compelling long-term value.

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The acquisition of JDE Peet’s will significantly enhance KDP’s coffee positioning, creating a strong, resilient and diversified global portfolio. It will also unlock incremental operating and financial benefits, including approximately $400 million in anticipated cost synergies to be realized over three years and EPS accretion expected to start in year one of the combination.

Upon separation, Global Coffee Co., with approximately $16 billion in combined annual net sales, will be the world’s largest pure-play coffee company. With reach across more than 100 countries, including 40 in which the company holds the #1 or #2 market position by sales, Global Coffee Co. will enjoy an unparalleled portfolio across all coffee segments, channels and price points. Coffee is one of the most consumed beverages globally, representing a $400 billion category with rapid growth in emerging markets, and Global Coffee Co. will lead the next generation of coffee innovation worldwide. With the ability to rapidly scale winning ideas, strong profitability, and robust cash generation, Global Coffee Co. will be well positioned to deliver attractive, predictable growth, enhanced by steady cash returns.

Beverage Co., with more than $11 billion in annual net sales, will be a scaled challenger in the $300 billion North American refreshment beverage market. With a portfolio of iconic and emerging brands, a differentiated and expanding Direct-Store-Delivery (DSD) system, and a proven, capital-efficient growth model, Beverage Co. will benefit from multiple drivers to continue to win in its vast and fragmented industry. Strong free cash flow will support a dynamic approach to capital allocation and enhance optionality.

“Today’s announcement marks a transformational moment in the beverage industry, as we build on KDP’s disruptive legacy by creating two winning companies, including a new global coffee champion,” said Tim Cofer, CEO, KDP. “Through the complementary combination of Keurig and JDE Peet’s, we are seizing an exceptional opportunity to create a global coffee giant. This is the right time for this transaction, with KDP in a position of operational and financial strength, momentum across our evolved portfolio, and increasing coffee category resilience. By creating two sharply focused beverage companies with attractive and tailored growth propositions and capital allocation strategies, we are poised to generate significant shareholder value in both the near and long term.”

“We are excited to join forces with Keurig to chart the future of global coffee by leveraging our combined portfolio of the world’s most beloved coffee brands,” said Rafa Oliveira, CEO, JDE Peet’s. “This highly complementary transaction will deliver an attractive premium for our shareholders and will create compelling future growth opportunities for our employees, customers and other stakeholders. We are incredibly proud of the formidable global platform that we have built at JDE Peet’s and, together with Keurig, we are looking forward to powering a new era of coffee innovation and leadership, building on JDE Peet’s recently announced ‘Reignite the Amazing’ strategy.”

Creating Two Beverage Leaders

Both Global Coffee Co. and Beverage Co. will be positioned to deliver attractive returns to their unique investor bases through distinct financial profiles, with tailored growth and capital allocation frameworks, and optimized operating models calibrated to core categories and geographies.

Global Coffee Co.: Pure-Play, Cash-Generative Global Coffee Powerhouse

Global Coffee Co. will have the world’s most expansive coffee portfolio, including $1 billion-plus revenue brands Keurig, Jacobs, L’OR and Peet’s.1 Global Coffee Co. will benefit from:

•	Complementary geographic footprint across developed and emerging markets: Joining together JDE Peet’s global reach with KDP’s single-serve coffee leadership in North America, the world’s largest coffee market.

1 Brand size refers to retail sales.

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•	Unparallelled portfolio across all coffee segments, channels and price points: Focused strategy and diversified product mix position the platform for enhanced organic growth and resilience.
•	Global manufacturing footprint of 40+ facilities and local route-to-market expertise: Ability to rapidly scale next-generation coffee innovation across more brands and markets by leveraging a sophisticated supply chain, breadth of talent and local market experience.
•	Attractive, reliable growth model: Steady and resilient revenue growth driven by focused execution and innovation, plus strong margins with upside potential, including approximately $400M in expected cost synergies. Together with robust cash flow generation, Global Coffee Co. will be set up for strong and consistent EPS growth and shareholder returns, including a compelling dividend.

Beverage Co.: Growth-Oriented, Agile Beverage Challenger

KDP has significantly evolved its refreshment portfolio and positioned it for fast growth, with a consumer-obsessed approach and leading innovation driving multi-year share gains. As an independent company, Beverage Co. will benefit from its:

•	Iconic mega-brands and rapid expansion into high-growth categories: The United States’ #1 flavored carbonated soft drink portfolio led by powerhouse $5 billion+ brand Dr Pepper® and $1 billion+ brand Canada Dry®, iconic favorites like 7UP® and A&W®, and more than $3 billion in high-growth categories like energy and functional beverages.[1] Plus, leading positions in Mexico, including Peñafiel®, the country’s #1 mineral water, and in Canada, across carbonated soft drinks and fast-growing ready-to-drink alcohol and low- and no-alcohol alternatives.
•	Proven build, buy, partner model, propelled by preferred partner credentials: A capital- efficient model and track record of successful partnerships with founders enables Beverage Co.’s portfolio to evolve in response to changing consumer preferences.
•	A robust DSD platform with opportunities to expand: Momentum to be supported by Beverage Co.’s critical DSD assets in the United States and Mexico, with continued future scaling opportunities.
•	Industry-leading revenue growth and strong margins: Strong free cash flow and capital-efficient growth model to support dynamic capital allocation, including investing in organic and inorganic growth, a competitive dividend and other opportunistic cash returns to shareholders.

Upon completion of the acquisition of JDE Peet’s and until the intended separation is complete, the combined company will be led by KDP’s management team, including CEO Tim Cofer and CFO Sudhanshu Priyadarshi.

Upon completion of the separation, Cofer will become CEO of Beverage Co. and Priyadarshi will become CEO of Global Coffee Co. Rafa Oliveira will continue to serve as CEO of JDE Peet’s until the closing of the acquisition. Additional members of leadership and Boards of Directors for both companies will be announced at a later date.

The global headquarters for Global Coffee Co. will be located in Burlington, Massachusetts, and its international headquarters will be in Amsterdam, the Netherlands. Beverage Co. will be headquartered in Frisco, Texas.

JDE Peet’s Transaction Details

Under the terms of the agreement, KDP will commence an all-cash tender offer to purchase all outstanding ordinary shares of JDE Peet’s. The tender offer values 100% of the ordinary shares of JDE Peet’s at approximately €15.7 billion. An affiliate of JAB Holdings, Acorn Holdings B.V. (“Acorn”), and certain of JDE Peet’s directors and officers have entered into agreements pursuant to which they have committed to tender their shares and vote in favor of the acquisition. As of August 22, 2025, these parties, in aggregate, held 69% of the voting power of JDE Peet’s stock.

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The transaction will be funded through a combination of new senior unsecured and junior subordinated debt and cash on hand.2 KDP expects to remain investment grade-rated, and Beverage Co. and Global Coffee Co. will also be committed to investment grade credit profiles upon separation.

The commencement of the tender offer and the closing of the acquisition of JDE Peet’s, which was unanimously approved by JDE Peet’s Board of Directors, are expected to occur in the first half of 2026, subject to the satisfaction or waiver of customary pre-offer conditions and closing conditions as described in Annex A.

Additional details concerning the JDE Peet’s Board of Directors’ recommendation, the fairness opinion delivered to the JDE Peet’s Board of Directors, the non-financial covenants, the routes to acquiring 100% of the JDE Peet’s shares, the exclusivity provisions and procedures for a competing offer and termination are provided in Annex B to this press release.

Separation Transaction Details

The subsequent planned separation is expected to occur as soon as practicable following the close of the acquisition. The separation transaction is expected to be effected through a tax-free spin-off of Global Coffee Co. and is subject to final approval by KDP’s Board of Directors and other customary conditions, including the receipt of opinions from tax advisors.

Conference Call Information

KDP will host a conference call on Monday, August 25, 2025 at 8:00 AM (ET) to discuss the announcement. A live webcast of the call and the replay will be available on the KDP website at www.keurigdrpepper.com and on the JDE Peet’s website at www.jdepeets.com.

Participants interested in joining the conference call by phone can register at https://dpregister.com/sreg/10202450/ffcd4ceb2c and will receive dial-in details over email.

Advisors

Lazard and Morgan Stanley & Co. LLC are serving as financial advisors to KDP, and Paul, Weiss, Rifkind, Wharton & Garrison LLP and Stibbe N.V. are serving as legal advisors. KDP has secured fully underwritten financing commitments from affiliates of Morgan Stanley & Co. LLC and Mitsubishi UFJ Financial Group (MUFG). BofA Securities is serving as exclusive financial advisor to JDE Peet’s, and A&O Shearman is serving as legal advisor.

About KDP

Keurig Dr Pepper (Nasdaq: KDP) is a leading beverage company in North America, with a portfolio of more than 125 owned, licensed and partner brands and powerful distribution capabilities to provide a beverage for every need, anytime, anywhere. With annual revenue of more than $15 billion, we hold leadership positions in beverage categories including carbonated soft drinks, coffee, tea, water, juice and mixers, and have the #1 single serve coffee brewing system in the U.S. and Canada. Our innovative partnership model builds emerging growth platforms in categories such as premium coffee, energy, sports hydration and ready-to-drink coffee. Our brands include Keurig®, Dr Pepper®, Canada Dry®, Mott's®, A&W®, Peñafiel®, Snapple®, 7UP®, Green Mountain Coffee Roasters®, GHOST®, Clamato®, Core Hydration® and The Original Donut Shop®. Driven by a purpose to Drink Well. Do Good., our 29,000 employees aim to enhance the experience of every beverage occasion and to make a positive impact for people, communities and the planet. For more information, visit www.keurigdrpepper.com and follow us @KeurigDrPepper on LinkedIn and Instagram.

2 KDP has entered into a definitive bridge credit agreement with affiliates of Morgan Stanley & Co. LLC and Mitsubishi UFJ Financial Group (MUFG) for an aggregate amount of €16.2B, which is fully committed on a “certain funds” basis. KDP will be able to fund the acquisition of 100% of the ordinary shares of JDE Peet’s and the payment of fees and expenses related to the tender offer.

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About JDE Peet’s

JDE Peet’s is the world's leading pure-play coffee company, serving approximately 4,400 cups of coffee per second in more than 100 markets, with a portfolio of strong iconic brands including Peet’s, L’OR, Jacobs, Douwe Egberts, Kenco, Pilao, OldTown, Super and Moccona. In 2024, JDE Peet’s generated total sales of EUR 8.8 billion and employed a global workforce of more than 21,000 employees. Read more about our journey towards a coffee for every cup and a brand for every heart at www.jdepeets.com.

KDP Media

Katie Gilroy

Keurig Dr Pepper

T: 781-418-3345 / katie.gilroy@kdrp.com

KDP Investors

Chethan Mallela

Keurig Dr Pepper

T: 888-340-5287 / IR@kdrp.com

JDE Peet’s Media	FGS Global
Laurent Sagarra	Frank Jansen
Media@jdepeets.com	+31 6 2154 2369
+31 6 4143 3955

JDE Peet’s Investors

Robin Jansen

IR@jdepeets.com

+31 6 1594 4569

This is a joint press release by KDP and JDE Peet’s. This joint press release is issued pursuant to the provisions of Section 17, paragraph 1 of the European Market Abuse Regulation (596/2014), as

well as Section 4, paragraphs 1 and 3, Section 5, paragraph 1 and Section 7, paragraph 4 of the

Netherlands Decree in Public Takeover Bids (Besluit openbare biedingen Wft) in connection with the intended recommended public offer by KDP for all the issued and outstanding ordinary shares in the capital of JDE Peet’s. This press release does not constitute an offer, or any solicitation of any offer, to buy or subscribe for any securities in JDE Peet’s. Any offer will be made only by means of an offer memorandum approved by the AFM. This press release is not for release, publication, or distribution, in whole or in part, in or into, directly or indirectly, in any jurisdiction in which such release, publication, or distribution would be unlawful.

Notice to shareholders of JDE Peet’s in the United States

The tender offer will be made for the ordinary shares of JDE Peet’s, a public limited liability company incorporated under the laws of the Netherlands with ordinary shares listed on Euronext Amsterdam. It is important that U.S. shareholders of JDE Peet’s understand that the tender and any related offer documents are subject to Dutch disclosure and procedural requirements, which are different from those of the United States. U.S. shareholders of JDE Peet’s are advised that JDE Peet’s ordinary shares are not listed on a U.S. securities exchange and that JDE Peet’s is not subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”), and is not required to, and does not, file any reports with the Securities and Exchange Commission (the “SEC”) thereunder.

The tender offer will be made in the United States in compliance with, and in reliance on, the exemption provided by Rule 14d-1(d), known as “Tier II” exemption, under the Exchange Act and otherwise in accordance with the requirements of Dutch law. Accordingly, the tender offer will be subject to certain disclosure and other procedural requirements, including with respect to the tender offer timetable and

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settlement procedures that are different from those applicable under U.S. domestic tender offer procedures and laws.

The receipt of cash pursuant to the tender offer by a U.S. holder of JDE Peet’s ordinary shares will be a taxable transaction for U.S. federal income tax purposes and under applicable state and local, as well as foreign and other tax laws. Each holder of JDE Peet’s ordinary shares is urged to consult their independent professional advisor immediately regarding the tax consequences of acceptance of the tender offer.

It may be difficult for U.S. holders of JDE Peet’s shares to enforce their rights and claims arising out of the U.S. federal securities laws, since JDE Peet’s is located in a country other than the United States, and some or all of its officers and directors may be residents of country other than the United States. U.S. holders of JDE Peet’s may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of U.S. securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment.

To the extent permissible under applicable law or regulation, including Rule 14e-5 of the Exchange Act, in accordance with normal Dutch practice, JDE Peet’s and its affiliates or broker (acting as agents for JDE Peet’s or its affiliates, as applicable) may from time to time after the date hereof, and other than pursuant to the tender offer, directly or indirectly purchase, or arrange to purchase, ordinary shares of JDE Peet’s that are the subject of the tender offer or any securities that are convertible into, exchangeable for or exercisable for such shares. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. In no event will any such purchases be made for a price per share that is greater than the tender offer price. To the extent information about such purchases or arrangements to purchase is made public in The Netherlands, such information will be disclosed by means of a press release or other means reasonably calculated to inform U.S. shareholders of JDE Peet’s of such information. No purchases will be made outside the tender offer in the United States by or on behalf of KDP. In addition, the financial advisors to KDP may also engage in ordinary course trading activities in securities of JDE Peet’s, which may include purchases or arrangements to purchase such securities.

Neither the SEC nor any U.S. state securities commission has approved or disapproved the tender offer, passed upon the merits or fairness of the tender offer, or passed any comment upon the adequacy, accuracy or completeness of the disclosure in relation to the tender offer. Any representation to the contrary is a criminal offence in the United States.

Restrictions

The distribution of this press release may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, JDE Peet’s and KDP disclaim any responsibility or liability for the violation of any such restrictions by any person. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Neither KDP nor JDE Peet’s, nor any of their advisors, assumes any responsibility for any violation by any of these restrictions. Any JDE Peet’s shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay.

Forward Looking Statements

Certain statements in this press release may be considered “forward-looking statements,” such as statements relating to the impact of this transaction on KDP, JDE Peet’s, and the combined business, the contemplated spin-off, future financial targets and results, anticipated credit ratings and expected cost savings and synergies. Forward-looking statements include those preceded by, followed by or that include the words “anticipate,” “expect,” “believe,” “could,” “continue,” “ongoing,” “estimate,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words. These forward-looking statements speak only as of the date of this release.

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Although KDP and JDE Peet’s believe that the assumptions upon which their respective forward-looking statements are based are reasonable, they can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, (i) risks relating to the completion of the proposed acquisition and subsequent spin-off in the anticipated timeframe or at all; (ii) risks related to the ability to realize the anticipated benefits of the proposed acquisition and subsequent spin-off; (iii) risks relating to the receipt of regulatory approvals without unexpected delays or conditions and possibility of regulatory action; (iv) risks relating to significant costs related to the proposed transactions; (v) the expected financial and operating performance and future opportunities following the acquisition and subsequent spin-off; (vi) disruption from the acquisition and subsequent spin-off making it more difficult to maintain business and operational relationships; (vii) diverting KDP’s and JDE Peet’s respective management’s from business operations; (viii) risks relating to potential litigation that arises as a result of the proposed transactions; and (ix) risks and uncertainties discussed in KDP’s and JDE Peet’s press releases and public filings.

Neither KDP nor JDE Peet’s, nor any of their advisors, accepts any responsibility for any financial information contained in this press release relating to the business, results of operations or financial condition of the other or their respective groups. Each of KDP and JDE Peet’s expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

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Annex A

Additional Information Regarding the Support Agreements

In accordance with the Dutch public offer rules, any information shared with Acorn and the JDE Peet’s directors and officers about the tender offer will, if not published prior to the offer memorandum being made generally available, be included in the offer memorandum (if and when issued) and Acorn and such directors and officers will tender their shares on the same terms and conditions as the other holders of JDE Peet’s ordinary shares.

Tender Offer Conditions

The commencement of the tender offer is subject to the satisfaction or waiver of pre-offer conditions customary for a transaction of this kind, being:

i.	Each party having performed in all material respects its covenants and obligations and the other party’s representations and warranties being true and correct (subject to certain materiality qualifiers).
ii.	Compliance with the consultation procedure pursuant to the Dutch Works Council Act.
iii.	Compliance with the notification procedures pursuant to the Dutch Merger Code and in relation to the European works council of JDE Peet’s.
iv.	KDP having received confirmation from the Dutch Authority for the Financial Markets (Autoriteit Financiële Markten, the “AFM”) that the AFM has approved the offer memorandum.
v.	The JDE Peet’s Board of Directors not having withdrawn, modified, qualified, or made contradictory statements as to, their recommendation for the offer.
vi.	Each of the irrevocable undertakings being in effect and not having been breached, terminated or modified.
vii.	No public announcement having been made of a bona fide unsolicited third-party offeror makes an offer which, in the reasonable opinion of the JDE Peet’s Board of Directors, is a more beneficial offer for JDE Peet’s than KDP’s offer, taking into account the identity of the third party, consideration, certainty of execution, conditionality and non-financial covenants, which exceeds the offer price in all-cash by at least 10% (a “Competing Offer”).
viii.	No order, enactment or legal action by a governmental entity or any law prohibiting, restraining or delaying the transaction in any material respect.
ix.	No notification having been received from the AFM that pursuant to section 5:80 of the Dutch Financial Supervision Act, investment firms (beleggingsondernemingen) would not be allowed to cooperate with the settlement of the offer.
x.	Trading in the JDE Peet’s ordinary shares on Euronext Amsterdam not having been permanently suspended.
xi.	No material adverse effect having occurred (collectively, the “Commencement Conditions”).

If and when made, the consummation of the tender offer, will be subject to the satisfaction or waiver of the following offer conditions customary for a transaction of this kind, being:

i.	minimum acceptance level of at least 95% of Shares, which will be reduced to 80% in the event shareholder resolutions allowing certain post-closing restructuring measures are passed at JDE Peet’s extraordinary general meeting,.
ii.	the waiting period under the Hart-Scott Rodino Act having expired or been terminated and certain other competition clearances having been obtained.
iii.	The resolutions to be proposed at JDE Peet’s EGM having been adopted and being in full force and effect.
iv.	The Commencement Conditions under i and v up to and including xi apply mutatis mutandis.

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Annex B

Recommendation

Following a diligent and carefully executed process, the JDE Peet’s Board of Directors believe that KDP has made a compelling offer representing an attractive cash premium to the JDE Peet’s shareholders, as well as favourable non-financial terms and commitments in respect of deal certainty. The JDE Peet’s Board of Directors conclude that the transaction is in the best interest of JDE Peet’s and the sustainable, long-term success of its business, taking especially into account the interests of all of JDE Peet’s stakeholders.

Taking all these considerations into account, the JDE Peet’s Board of Directors unanimously supports the offer and recommends that the JDE Peet’s shareholders tender their shares under the tender offer, if and when made and vote in favour of the resolutions relating to the offer at the upcoming extraordinary general meeting of JDE Peet’s to be held during the acceptance period of the tender offer, each in accordance with the terms set out in the merger protocol.

Fairness opinion

On 24 August 2025, Bank of America Europe DAC, Amsterdam branch (“BofA Securities”) issued a written fairness opinion to the JDE Peet’s Board of Directors that, as of such date, and based upon and subject to the assumptions, qualifications and limitations set forth in the opinion, (a) the tender offer price to be paid to the JDE Peet’s shareholders is fair from a financial point of view to the JDE Peet’s shareholders, and (b) the purchase price for the share(s) in the capital of (i) Company Sub under the Merger Share Sale is fair to Company HoldCo, and (ii) Company SplitCo under the Demerger Share Sale is fair to the Company, from a financial point of view.

Non-financial covenants

JDE Peet’s and KDP have agreed to certain covenants for a duration of 2 years after settlement of the tender offer. As part of these broader set of non-financial covenants, KDP has confirmed the growth potential of JDE Peet’s and intends to explore and invest in both existing and new business opportunities, while maintaining the Company’s international headquarters and R&D center in the Netherlands. KDP also recognizes the importance of sustainable development and sourcing, and intends to further support JDE Peet’s initiatives in these areas. Employee rights and benefits, including those under individual employment and collective labour agreements, pension arrangements, and JDE Peet’s equity plans, will be fully respected. KDP will respect JDE Peet’s social policies and social plans, employee consultation structures, and existing arrangements with works councils and trade unions. Efforts will be made by KDP to retain key managers and (other) employees, and KDP agrees that the JDE Peet’s group will continue to offer attractive training and career development opportunities.

Acquisition of 100%

JDE Peet’s and KDP acknowledge the importance of acquiring 100% of the JDE Peet’s shares and achieving a delisting. JDE Peet’s and KDP intend to terminate the listing of the JDE Peet’s shares on Euronext Amsterdam as soon as practicable after settlement of the tender offer.

If, after settlement of the tender offer or settlement of the JDE Peet’s shares tendered during the post-acceptance period (if applicable), KDP holds at least 95% of the JDE Peet’s shares, KDP will commence statutory buy-out proceedings to obtain 100% of the JDE Peet’s shares or implement a post-closing legal demerger prior to commencing statutory buy-out proceedings (the "Post-Closing Demerger").

If, after settlement of the tender offer or settlement of the JDE Peet’s shares tendered during the post-acceptance period (if applicable), KDP holds at least 80%, but less than 95% of the JDE Peet’s shares, JDE Peet’s and KDP may execute a legal triangular merger involving JDE Peet’s and two newly to be

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incorporated subsidiaries of JDE Peet’s ("Company Holdco" and "Company Sub"), following which Company Holdco is liquidated to deliver such consideration to the remaining shareholders (the "Post-Closing Merger"). The advance liquidation distribution to the shareholders of Company Holdco will be an amount that is to the fullest extent possible equal to the tender offer price, without any interest and less any applicable withholding taxes. Instead of the Post-Closing Demerger and Post-Closing Merger, however, JDE Peet’s and KDP may also agree to implement any other post-closing restructuring measure.

The Post-Closing Demerger and the Post-Closing Merger are subject to the adoption of certain shareholder resolutions at the upcoming extraordinary general meeting of JDE Peet’s to be held during the acceptance period of the tender offer. JDE Peet’s board has agreed to recommend to the shareholders to vote in favor of the Post-Closing Demerger and the Post-Closing Merger.

Termination

If the merger protocol is terminated because JDE Peet’s made an adverse recommendation, change or in the event of a Competing Offer, JDE Peet’s shall pay KDP a EUR156.7 million termination fee as compensation.

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